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                                                                    EXHIBIT 99.1



[AVISTAR LOGO]
AVISTAR COMMUNICATIONS CORP.
555 Twin Dolphin Drive
Redwood Shores, CA 94065
Tel 650.610.2900                                           FOR IMMEDIATE RELEASE
Fax 650.610.2901                                        Contact: Robert J. Habig
Video 650.632.1912                                       Chief Financial Officer
www.avistar.com                                                     650-610-2900
                                                                  ir@avistar.com

              AVISTAR UPDATES FOURTH QUARTER 2003 BUSINESS OUTLOOK

REDWOOD SHORES, Calif. - January 8, 2004 - Avistar Communications Corporation (NASDAQ: AVSR), a leading provider of enterprise video communication solutions, today announced that it expects revenue in the fourth quarter ending December 31, 2003 to be approximately $1.4 million, as compared to $2.0 million of revenue in the third quarter of 2003 and $1.8 million in the fourth quarter of 2002. The projected fourth quarter revenue result is similar to the revenue of $1.5 million reported for the second quarter of 2003. The company expects to report final financial results on January 22, 2004.

"Recovery in the financial services vertical, where we generate the majority of our revenue, has not yet produced the kind of projectable order flow that we hope to see return to our business," stated Gerald J. Burnett, chairman and CEO of Avistar.

"We intend to maintain the disciplines in our spending and capital outlays that have served us during the recent downturn," said Robert J. Habig, chief financial officer of Avistar. "We currently expect total operating expense of approximately $2.8 million for the fourth quarter of 2003, representing the tenth quarter of operating expense reduction posted during the last eleven quarters. Our approximate cash balance of $5.4 million at year-end 2003 reflects the lowest quarterly cash consumption from operations over the last four quarters."

ABOUT AVISTAR COMMUNICATIONS CORPORATION

Avistar develops, markets and supports video collaboration solutions for the enterprise, all powered by the AvistarVOS(TM) software. From the desktop, Avistar delivers TV-quality video calling, recording, publishing to web and emails, video-on-demand, broadcast, and document sharing. Avistar delivers on vBusiness - video-enabling business - by integrating visual communications into the daily workflow and connecting communities of users within and across enterprises.

Founded in 1993, Avistar Communications Corporation is headquartered in Redwood Shores, California, with sales offices in New York and London. Avistar's technology is used in more than 35 countries. Collaboration Properties, Inc., a wholly owned subsidiary of Avistar Communications Corporation, holds a broad portfolio of patents covering the AvistarVOS platform as well as multiple software and hardware video collaboration products. For more information, visit www.avistar.com.

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AVISTAR OUTLOOK UPDATE - PAGE TWO

FORWARD LOOKING STATEMENTS

Statements made in this news release regarding the operating results that Avistar expects to report for the fourth quarter of 2003 and future periods are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as market acceptance of our new and existing products; general economic conditions; conditions in the financial services sector; the length of our sales cycle and our ability to successfully complete product sales; our dependence on a few customers for a majority of our revenue; the impact of competitive products and pricing; stock market fluctuations; and the adequacy of Avistar's cash resources. As a result of these and other factors, Avistar expects to experience significant fluctuations in revenue and operating results, and there can be no assurance that Avistar will become or remain profitable in the future, or that its future results will meet expectations. These and other risk factors are discussed in Avistar's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission from time to time. Avistar disclaims any intent or obligation to update these forward-looking statements.

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Copyright (c) 2004 Avistar Communications Corporation. All rights reserved.
Avistar, AvistarVOS, and the Avistar logo are trademarks or registered trademarks of Avistar Communications Corporation.